Exhibit 10.3

George Mason Mortgage, LLC

Executive Deferred Income Plan

Effective January 1, 2005

Amended and Restated Effective February 25, 2009

George Mason Mortgage, LLC

Executive Deferred Income Plan

Amended and Restated Effective February 25, 2009

TABLE OF CONTENTS

ARTICLE I	INTRODUCTION	1

1.1	Name	1
1.2	Purpose	1
1.3	Interpretation	1

ARTICLE II	DEFINITIONS	2

2.1	Generally	2
2.2	Account	2
2.3	Balance	2
2.4	Board of Directors	3
2.5	Change of Control	3
2.6	Code	3
2.7	Committee	3
2.8	Company	3
2.9	Compensation	3
2.10	Contributions	3
2.11	Custodian	4
2.12	Deemed Earnings	4
2.13	Deemed Crediting Options	4
2.14	Deferral Election Form	4
2.15	Designated Beneficiary	4
2.16	Disability	5
2.17	Eligible Employee	5
2.18	Employee	5
2.19	ERISA	5
2.20	Key Employee	5
2.21	Leave of Absence	5
2.22	Matching Contribution	6
2.23	Matching Contribution Account	6
2.24	Participant	6
2.25	Participant Deferral	6
2.26	Participant Deferral Account	6
2.27	Performance Based Compensation	6
2.28	Plan Year	7
2.29	Retirement	7
2.30	Separation from Service	7
2.31	Unforeseeable Emergency	7
2.32	Valuation Date	7

ARTICLE III	ELIGIBILITY & PARTICIPATION	7

3.1	Eligibility Requirements	7

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3.2	Participation	8

ARTICLE IV	ELECTIONS, DEFERRALS & MATCHING CONTRIBUITONS	8

4.1	Participant Election to Defer Compensation	8
4.2	Irrevocability, New Participants	9
4.3	Matching Contributions	9

ARTICLE V	ACCOUNTS & ACCOUNT CREDITING	9

5.1	Establishment of a Participant’s Account	9
5.2	Deemed Crediting Options	10
5.3	Allocation of Account Among Deemed Crediting Options	11
5.4	Valuation and Risk of Decrease in Value	11
5.5	Limited Function of Committee	12

ARTICLE VI	VESTING	12

6.1	Vesting of Participant Deferrals	12
6.2	Vesting of Matching Contributions	12

ARTICLE VII	DISTRIBUTIONS	12

7.1	Distributions Generally	12
7.2	Distributions	12
7.3	Timing and Method of Payment Not Specified in Section 7.2	14
7.4	Distributions Resulting from Unforeseeable Emergency	16
7.5	Distributions of Small Accounts	17

ARTICLE VIII	ADMINISTRATION & CLAIMS PROCEDURES	17

8.1	Duties of the Committee	17
8.3	Organization of the Committee	17
8.4	Limitation of Liability	18
8.5	Committee Reliance on Records and Reports	18
8.6	Costs of the Plan	19
8.7	Claims Procedure	19
8.8	Litigation	20

ARTICLE IX	AMENDMENT, TERMINATION & REORGANIZATION	20

9.1	Amendment	20
9.2	Amendment Required By Law	20
9.3	Termination	20
9.4	Consolidation/Merger	21

ARTICLE X	GENERAL PROVISIONS	21

10.1	Applicable Law	21
10.2	Benefits Not Transferable or Assignable	21
10.3	Not an Employment Contract	22
10.4	Notices	22
10.5	Severability	23

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10.6	Participant is General Creditor with No Rights to Assets	23
10.7	No Trust Relationship Created	24
10.8	Limitations on Liability of the Company	24
10.9	Plan Establishes Agreement Between Employer and Participant Only	24
10.10	Independence of Benefits	24
10.11	Unclaimed Property	25
10.12	Required Tax Withholding and Reporting	25

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ARTICLE I

INTRODUCTION

1.1                               Name

The name of this Plan is the George Mason Mortgage, LLC Executive Deferred Income Plan (the Plan).  The Plan was adopted effective January 1, 2005.  The Plan was amended and restated effective April 21, 2006, and further amended and restated as set forth herein effective October 21, 2008.

1.2                               Purpose

The purpose of the Plan is to offer Participants the opportunity to defer voluntarily current Compensation for retirement income and other significant future financial needs for themselves, their families and other dependents, and to provide the Company, if appropriate, a vehicle to address limitations on its contributions under any tax-qualified defined contribution plan.  This Plan is intended to be a nonqualified “top-hat” plan; that is, an unfunded plan of deferred compensation maintained for a select group of management or highly compensated employees pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and an unfunded plan of deferred compensation under the Code.

1.3                               Interpretation

A.                                 Throughout the Plan, certain words and phrases have meanings, which are specifically defined for purposes of the Plan.  These words and phrases can be identified in that the first letter of the word or words in the phrase is capitalized.  The definitions of these words and phrases are set forth in Article II and elsewhere in the Plan document.  Wherever appropriate, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns.  Headings of Articles and Sections are for convenience or reference only, and are not to be considered in the construction or interpretation of the Plan.  The Plan shall be interpreted and administered to give effect to its purpose in Section 1.2 and to qualify as a nonqualified, unfunded plan of deferred compensation.

B.                                   Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2).  Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be construed, interpreted and administered to meet the applicable requirements of Code section 409A and Treasury Regulations thereunder to avoid a plan failure described in Code section 409A(a)(1).

C.                                   It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder).  The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code section 409A (including any transition or grandfather rules thereunder) and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.

D.                                  Pursuant to Section 3.02 of Internal Revenue Notice 2006-79 and Section 3.01(B)(1).02 of Internal Revenue Notice 2007-86 (collectively, the “Transition Relief”), the Company shall permit Participants to modify their existing deferral elections under the Plan to reflect new deferral elections regarding the time and form of payment of benefits under the Plan to the extent permitted by, and in accordance with, the Transition Relief and Section 7.4 G of the Plan.

ARTICLE II

DEFINITIONS

2.1                               Generally

Certain words and phrases are defined when first used in later paragraphs of this Plan.  Unless the context clearly indicates otherwise, the following words and phrases when used in this Plan shall have the following respective meanings:

2.2                               Account

“Account” shall mean the interest of a Participant in the Plan as represented by the hypothetical bookkeeping entries kept by the Company for each Participant.  Each Participant’s interest may be divided into one or more separate accounts or sub-accounts, including the Participant Deferral Account and the Matching Contribution Account, which reflect not only the Contributions into the Plan, but also gains and losses, and income and expenses allocated thereto, as well as distributions or any other withdrawals.  The value of these accounts or sub-accounts shall be determined as of the applicable Valuation Date.  The existence of an account or bookkeeping entries for a Participant (or his Designated Beneficiary) does not create, suggest or imply that a Participant, Designated Beneficiary, or other person claiming through them under this Plan, has a beneficial interest in any asset of the Company.

2.3                               Balance

“Balance” shall mean the total of Contributions and Deemed Earnings credited to a Participant’s Account under Article V, as adjusted for distributions or other withdrawals in accordance with the terms of this Plan and the standard bookkeeping rules established by the Company.

2.4                               Board of Directors

“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

2.5                               Change of Control

“Change of Control” shall mean (i) the date that any one person, or more than one person, acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or (ii) the date that any one person, or more than one person, acting as a group, acquires assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all the assets of the Company immediately before such acquisition.  This definition shall be interpreted in a manner that is consistent with Treasury Regulation section 1.409A-3(i)(5).

2.6                               Code

“Code” shall mean the Internal Revenue Code of 1986 and Treasury Regulations thereunder, as amended from time to time.

2.7                               Committee

“Committee” shall mean the Compensation Committee of the Company’s Board of Directors, or such other committee to whom the Board or Compensation Committee delegates the duty of determining Participant eligibility or other administrative duties under the Plan.

2.8          Company

“Company” shall mean Cardinal Financial Corporation, its designated subsidiaries, and any corporate successors and assigns, unless otherwise provided herein.

2.9                               Compensation

“Compensation” shall mean the base or regular cash salary payable to an Employee by the Company, as well as incentives or bonuses payable to an Employee by the Company, and commissions payable to an Employee by the Company, including any such amounts which are not includible in the Participant’s gross income under Sections 125, 40 1(k), 402(h) or 403(b) of the Internal Revenue Code of 1986, as amended.

2.10                        Contributions

“Contributions” shall mean the total of Participant Deferrals and Matching Contributions pursuant to Article IV, which represent each Participant’s credits to his Account.

2.11        Custodian

“Custodian” shall mean the Committee’s choice of financial institution or designated person or persons that have charge or custody of the assets and records of the plan and responsibility for the overall recordkeeping for the plan participants.

2.12                        Deemed Earnings

“Deemed Earnings” shall mean the gains and losses (realized and unrealized), and income and expenses credited or debited to Contributions based upon the Deemed Crediting Options in a Participant’s Account as of any Valuation Date.

2.13                        Deemed Crediting Options

“Deemed Crediting Options” shall mean the hypothetical options made available to Plan Participants by the Company for the purposes of determining the proper crediting of gains and losses, and income and expenses to each Participant’s Account, subject to procedures and requirements established by the Committee.  A Participant may reallocate his Account among such Deemed Crediting Options periodically at such frequency and upon such terms as the Committee may determine from time to time.

2.14                        Deferral Election Form

“Deferral Election Form” or “Annual Deferral Election Form” shall mean that written agreement of a Participant.  The Deferral Election Form shall be in such form or forms as may be prescribed by the Committee, filed annually with the Company, according to procedures and at such times as established by the Committee.  Among other information the Committee may require of the Participant for proper administration of the Plan, such agreement shall establish the Participant’s election to defer Compensation for a Plan Year under the Plan; the amount of the deferral into the Plan for the Plan Year; the Participant’s elections as to distribution of his Account; the allocation of his Accounts among the Deemed Crediting Options provided under the Plan; and the Designated Beneficiary.  “Deferral Election Form” shall also include a form on which special elections are made pursuant to the Transition Relief under Code Section 409A during 2008.

2.15                        Designated Beneficiary

“Designated Beneficiary” or “Beneficiary” shall mean the person, persons or trust specifically named to be a direct or contingent recipient of all or a portion of a Participant’s benefits under the Plan in the event of the Participant’s death prior to the distribution of his full Account Balance.  Such designation of a recipient or recipients may be made and amended, at the Participant’s discretion, on the Deferral Election Form and according to procedures established by the Committee.  No beneficiary designation or change of Beneficiary shall become effective until received and acknowledged by the Committee.  In the event a Participant does not have a beneficiary properly designated, the beneficiary under this Plan shall be the Participant’s estate.

2.16                        Disability

“Disability” shall mean that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s Company.

2.17                        Eligible Employee

“Eligible Employee” shall mean a person who (for any Plan Year or portion thereof) is: (1) an Employee of the Company; (2) a member of a select group of management or a highly compensated employee of the Company; and (3) selected by the Committee to participate in the Plan.

2.18                        Employee

“Employee” shall mean a full time common law employee of the Company.

2.19                        ERISA

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.20                        Key Employee

“Key Employee” shall mean a Participant who, as of December 31 of a given year, meets the requirements of Code section 416(i)(1)(A)(i), (ii), or (iii) applied in accordance with the regulations thereunder and disregarding Code section 416(i)(5).  A Participant who meets the criteria set forth in the preceding sentence will be considered a Key Employee for purposes of the Plan for the 12-month period commencing on the next following April 1.  In general, a Participant will meet these criteria if he or she is (i) one of the top-fifty most highly compensated officers with annual compensation in excess of $130,000 (as adjusted from time to time by Treasury regulations); (ii) a five percent owner of the Company; or (iii) a one percent owner of the Company with annual compensation in excess of $150,000 (as adjusted from time to time by Treasury Regulations).

2.21                        Leave of Absence

“Leave of Absence” shall mean a period of time, not to exceed twelve (12) consecutive calendar months during which time a Participant shall not be an active Employee of the Company, but shall be treated for purposes of this Plan as in continuous service with the Company.  A Leave of

Absence may be either paid or unpaid, but must be agreed to in writing by both the Company and the Participant.  A Leave of Absence that continues beyond the twelve (12) consecutive months shall be treated as a Separation from Service as of the first business day of the thirteenth month for purposes of the Plan.  Notwithstanding the foregoing, for a Leave of Absence that exceeds six (6) months, if the Participant is not guaranteed a right to reemployment by statute or contract, the Leave of Absence shall be treated as a Separation from Service on the first date immediately following the six (6)-month period.

2.22                        Matching Contribution

“Matching Contribution” shall mean an amount credited to a Participant’s Account in accordance with Section 4.4.

2.23                        Matching Contribution Account

“Matching Contribution Account” shall mean that portion of a Participant’s Account established to record Matching Contributions on behalf of a Participant.  Matching Contributions shall be deemed to be invested in the Company stock, and a Participant shall not be permitted to elect a different Deemed Crediting Option for such Matching Contributions.

2.24                        Participant

“Participant” shall mean an Eligible Employee who participates in the Plan under Article III; a former Eligible Employee who has participated in the Plan and continues to be entitled to a benefit (in the form of an undistributed Account Balance) under the Plan, and any former Eligible Employee who has participated in the Plan under Article III and has not yet exceeded any Leave of Absence.

2.25                        Participant Deferral

“Participant Deferral” shall mean voluntary Participant deferral amounts, which could have been received currently but for the election to defer and are credited to his Account for later distribution, subject to the terms of the Plan.

2.26                        Participant Deferral Account

“Participant Deferral Account” shall mean that portion of a Participant’s Account established to record Participant Deferrals on behalf of a Participant.

2.27                        Performance Based Compensation

“Performance-based compensation” shall mean compensation that (i) is variable and contingent on the satisfaction of written, pre-established organizational or individual performance criteria, where the outcome of such criteria is substantially uncertain at the time the criteria are established; (ii) is based on services performed over a period of at least twelve months; and (iii)

otherwise constitutes performance-based compensation within the meaning of Treasury Regulations under Code Section 409A.

2.28                        Plan Year

“Plan Year” shall mean the twelve (12) consecutive month period constituting a calendar year, beginning on January 1 and ending on December 31.  However, in any partial year of the Plan that does not begin on January 1, “Plan Year” shall also mean the remaining partial year ending on December 31.

2.29                        Retirement

“Retirement” shall mean a Participant’s actual Separation from Service from the Company after having attained age sixty-two (62).

2.30                        Separation from Service

“Separation from Service” shall mean a Participant’s separation from service as an Employee with the Company within the meaning of Treasury Regulations under Code Section 409A, other than for Death, Disability, or Leave of Absence.  A transfer of employment within and among the Company and any member of a controlled group, as provided in Code Section 409A (d)(6), shall not be deemed a Separation from Service.

2.31                        Unforeseeable Emergency

“Unforeseeable emergency” shall mean a severe financial hardship to the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

2.32                        Valuation Date

“Valuation Date” shall mean each business day, or such other date(s) as established and amended from time to time by guidelines and procedures of the Committee in its sole and exclusive discretion.

ARTICLE III

ELIGIBILITY & PARTICIPATION

3.1                               Eligibility Requirements

Only an Eligible Employee selected by the Committee may become a Participant in this Plan.  Moreover, a Participant shall not be permitted to make new Participant Deferrals to the Plan, if he ceases to be an Eligible Employee because he is no longer a member a select group of management or highly compensated employees, or otherwise.  The Committee shall notify an

Eligible Employee of his eligibility for a Plan Year in such form as it may determine most appropriate.  Current Participants remain eligible until notified otherwise.

3.2                               Participation

An Eligible Employee shall become a Participant in the Plan by the completion and timely filing with and subsequent acceptance by the Committee of the Deferral Election Form, in such form and according to the terms and conditions established by the Committee.  A Participant (or any Designated Beneficiary who becomes entitled to a benefit under the Plan) remains a Participant as to his Account until his Account Balance is fully distributed under the terms of the Plan.

ARTICLE IV

ELECTIONS, DEFERRALS & MATCHING CONTRIBUTIONS

4.1                               Participant Election to Defer Compensation

A.                                 Prior to December 31 or an earlier date set by the Committee, a Participant may elect to defer Compensation for services to be performed in the next following Plan Year by the execution and timely filing, and the Committee’s acceptance of, a Deferral Election Form in such form and according to such procedures as the Committee may prescribe from time to time.  Each such Deferral Election Form shall be effective for the Plan Year to which the Deferral Election Form pertains.

B.                                   Each Participant may elect annually to have his Compensation earned during the Plan Year reduced by a whole percentage that is not less than five percent (5%) ($2,000 minimum), and up to one hundred percent (100%), by timely filing, and the acceptance by the Committee of, his Deferral Election Form detailing such deferral.  The amount of this Participant Deferral shall be deferred into the Plan and credited to the Participant’s Account as provided in Article V.

C.                                   An election to defer Performance-Based Compensation may be made at such time and in such manner as the Committee may specify, but in any event not later than six months before the end of the period of service for which it is earned.

D.                                  On each such Deferral Election Form, a Participant shall indicate the amount of his or her Participant Deferral; designate and allocate such Participant Deferral in or among the elective distribution Account option(s); and, allocate such Accounts among the various Deemed Crediting Options; provided, however, that Matching Contributions and earnings thereon must remain in the Company stock Deemed Crediting Option.  Each Deferral Election Form shall also permit a Participant to elect to receive a distribution of the portion of his or her Account attributable to Participant Deferrals elected on that Deferral Election Form in the event of a Change of Control.  The Deferral Election Form may also request other information, such as a Participant’s Designated Beneficiary, as may be required or useful for the administration of the Plan.

4.2                               Irrevocability, New Participants

Any Election Form delivered by a Participant shall be irrevocable with respect to any Compensation or Performance Based Compensation covered by the elections set forth therein after the last date for making an effective election for such Compensation or Performance Based Compensation in accordance with Code section 409A, or after any earlier date prescribed by the Committee.  The Committee, however, may reduce or eliminate Participant Deferrals upon granting a Participant’s request for a distribution based upon an Unforeseeable Emergency.

The initial Deferral Election Form of a new Participant shall be filed with the Company on a date established by the Committee, but in any event not later than 30 days following the date the Participant becomes eligible to participate in the Plan and shall be effective only with respect to compensation for services to be performed subsequent to the initial election through the end of that calendar year.  Such first Deferral Election Form shall be applicable to a Participant’s Compensation beginning with the first payroll in the month after such Form is filed and accepted by the Company.

4.3                               Matching Contributions

The Company may, but shall not be required to, provide a deemed match, in such amounts as it may determine from time to time, for Participant Deferrals.  Such Matching Contributions, if any, shall be credited to the Matching Contribution Account of the Participant’s Account and shall be subject to the vesting requirements set forth in Section 6.2.  Such Matching Contributions shall not exceed the greater of 50% of the Participant’s deferral or $50,000 per Participant per year. Such Matching Contributions shall be credited on the Valuation Date(s) determined by the Company in its sole discretion.

ARTICLE V

ACCOUNTS & ACCOUNT CREDITING

5.1                               Establishment of a Participant’s Account

A.                                  Bookkeeping Account.  The Committee shall cause a deemed bookkeeping Account and appropriate sub-accounts, based upon the primary elective distribution option(s) to be established and maintained in the name of each Participant, according to his annual Deferral Election Form for the Plan Year.  This Account shall reflect the amount of Participant Deferrals, Matching Contributions and Deemed Earnings credited on behalf of each Participant under this Plan. The existence of an account or bookkeeping entries for a Participant (or his Designated Beneficiary) does not create, suggest or imply that a Participant, Designated Beneficiary, or other person claiming through them under this Plan, has a beneficial interest in any asset of the Company.

B.                                    Bookkeeping Activity.  Participant Deferrals shall be credited to a Participant’s Account on the business day they would otherwise have been made available as cash to the Participant.  Matching Contributions shall be credited to a Participant’s Account on the Valuation Date(s) the Company designates, in its sole discretion.  Deemed Earnings shall be credited or debited to each Participant’s Account, as well as any distributions and any other withdrawals under this Plan, as of each Valuation Date.  Accounts shall continue to be credited and debited with earnings and losses on each Valuation Date through the first to occur of (i) the last day of the payroll period in which Participant Separates from Service or (ii) such earlier date as established by the Committee with respect to amounts subject to a distribution on a Change of Control.  Notwithstanding the foregoing, the portion of an Account allocated to the Company Stock Deemed Crediting Option shall continue to be credited and debited with earnings and losses on each Valuation Date until such portion is fully distributed under the terms of the Plan.

5.2                               Deemed Crediting Options

A.                                    General.  The Committee shall establish a portfolio of two or more Deemed Crediting Options, among which a Participant may allocate amounts credited to his Account, which are subject to Participant direction under this Plan.  The Committee reserves the right, in its sole and exclusive discretion, to substitute, eliminate and otherwise change this portfolio of Deemed Crediting Options, as well as the right to establish rules and procedures for the selection and offering of these Deemed Crediting Options. Notwithstanding any other provision of this Plan, amounts allocated to the Company Stock Deemed Crediting Option may not be reallocated, on or after February 25, 2009, to another Deemed Crediting Option.

B.                                    Company Stock Deemed Crediting.  One of the Deemed Crediting Options shall be Company Stock.  Amounts credited to this option shall be deemed to be invested in shares of common stock of the Company.  A Participant’s Account will be credited with deemed distributions if and when dividends are declared and paid with respect to Company common stock, and such deemed dividends will be deemed to have been reinvested in Company common stock as of the first business day following the deemed payment.  Fair market value of Company common stock means, as of any day, the average of the closing prices of sales of shares of common stock on all national securities exchanges on which the common stock may be listed.  If there have been no sales on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day shall be used.  If such common stock is not listed on any national exchange, then the average of the representative bid and asked prices quoted in the National Association of Securities Dealers, Inc.  Automated Quotation System for such date or the next preceding date that the common stock was traded on such market shall be used.

5.3                               Allocation of Account Among Deemed Crediting Options

A.                                   Each Participant shall elect the manner in which his Account is divided among the Deemed Crediting Options by giving allocation written instructions in a Deferral Election Form supplied by and filed with the Committee, or by such other procedure, including electronic communications, as the Committee may prescribe.  A Participant’s election shall specify the percentage of his Account (in any whole percentage) to be deemed to be invested in any Deemed Crediting Option; provided, however, that a Participant’s Matching Contribution Account must be fully allocated to the Company Stock Deemed Crediting Option and provided, further, no portion of a Participant’s Account allocated to the Company Stock Deemed Crediting Option may be reallocated, on or after February 25, 2009, to another Deemed Crediting Option.  Such election shall remain in effect until a new election is made.

B.                                     Amounts credited to a Participant’s Account shall be deemed to be invested in accordance with the most recent effective Deemed Crediting Option election.  As of the effective date of any new Deemed Crediting Option election, all or a portion of the Participant’s Account shall be reallocated among the designated Deemed Crediting Options and according to the percentages specified in the new instructions, until and unless subsequent instructions shall be filed and become effective.  If the Custodian receives a Deemed Crediting Option election, which is unclear, incomplete or improper, the Deemed Crediting Option election then in effect shall remain in effect until the subsequent instruction is clarified, completed or otherwise made acceptable to the Custodian.  The effective date of a Deemed Crediting Option election shall be the date such election is implemented by the Custodian.  Such election shall be implemented the day a clear and complete election is received and accepted by the Custodian.

5.4                               Valuation and Risk of Decrease in Value

The Participant’s Account will be valued on the applicable Valuation Date at fair market value.  On such date, Deemed Earnings will be allocated to each Participant’s Account.  Each Participant and Designated Beneficiary assumes the risk in connection with any decrease in the fair market value of his Account.

5.5                               Limited Function of Committee

By deferring compensation pursuant to the Plan, each Participant hereby agrees that the Company and Committee are in no way responsible for or guarantor of the investment results of the Participant’s Account.  The Committee shall have no duty to review, or to advise the Participant on, the investment of the Participant’s Account; and in fact, shall not review or advise the Participant thereon.  Furthermore, the Committee shall have no power to direct the investment of the Participant’s Account other than promptly to carry out the Participant’s deemed investment instructions when properly completed and transmitted to the Committee and accepted according to its rules and procedures.

ARTICLE VI

VESTING

6.1                               Vesting of Participant Deferrals

A Participant shall be fully vested at all times in Participant Deferrals, as well as Deemed Earnings upon Participant Deferrals, credited to his Participant Deferral Account.

6.2                               Vesting of Matching Contributions

A Participant shall vest in Matching Contributions, as well as Deemed Earnings upon Matching Contributions which are credited to his Matching Contribution Account, on the fourth anniversary of the date of the Matching Contribution.

Notwithstanding the above, a Participant shall become fully vested in his Matching Contribution Account upon Death, Disability, Change of Control or Retirement.  Upon other Separation from Service, a Participant shall be entitled to the vested portion of his Matching Contribution Account, and any non-vested portion shall be forfeited.

ARTICLE VII

DISTRIBUTIONS

7.1          Distributions Generally

A Participant’s Account shall be distributed only in accordance with the provisions of this Article VII.  Distributions from the Plan shall be made in cash; provided, however, that to the extent that all or a portion of a Participant’s Account is deemed to be invested in common stock of Cardinal Financial Corporation (“Common Stock”), such amounts shall be paid in shares of Common Stock in an amount equal to the number of whole shares of Common Stock credited to the Participant’s Account as of the date of distribution.  Any fractional share shall be paid in cash.

7.2                               Distributions

A Participant shall become entitled to receive a distribution from his Account at such time or times and by such method of payment as elected and specified in the Participant’s applicable annual Deferral Election Form, and/or as may be mandated by the provisions of this Article VII based upon the following distribution options:

A.                                    Retirement Distribution.  If a Participant elects in his annual Deferral Election Form, he can receive upon his Retirement from the Company a distribution of the portion of the Participant’s Account attributable to contributions deferred on such Deferral Election Form (i.e., Participant Deferrals and any related Matching Contributions and Deemed Earnings), which shall be distributed according to the method of payment elected in his applicable Deferral Election Form.  The election is made on an annual basis, applies only to the Participant’s current Plan Year contributions, is irrevocable and is payable according to the method of payment elected in the Participant’s applicable annual Deferral Election Form.  If the Participant dies while receiving Retirement installment payments, his Designated Beneficiary shall continue to receive the remaining installments.  If subsequently, the Designated Beneficiary dies, any remaining installments will be paid to the Designated Beneficiary’s estate.

B.                                    Distribution on a Specific Date.  If a Participant elects in his annual Deferral Election Form, he can receive, as soon as three (3) years after the end of the deferral Plan Year, a distribution of the portion of the Participant’s Account attributable to contributions deferred on such Deferral Election Form (i.e., Participant Deferrals and any related Matching Contributions and Deemed Earnings), which shall be distributed according to the method of payment elected in his applicable Deferral Election Form.  The election is made on an annual basis, applies only to the Participant’s current Plan Year contributions, is irrevocable and is payable according to the method of payment elected in the Participant’s applicable annual Deferral Election Form.  If the Participant dies while receiving In-Service installment payments, his Designated Beneficiary shall continue to receive the remaining installments.  If subsequently, the Designated Beneficiary dies; any remaining installments will be paid to the Designated Beneficiary’s estate.

C.                                    Change of Control Distribution.  If a Participant shall so elect in his annual Deferral Election Form, the portion of a Participant’s Account attributable to contributions deferred on such Deferral Election Form (i.e., Participant Deferrals and any related Matching Contributions and Deemed Earnings) shall be distributed to him as set forth in Section 7.3 C upon the occurrence of a Change of Control.

D.                                    Distribution Upon Participant’s Death.  If a Participant dies while employed by the Company, the portion of such Participant’s Account attributable to contributions deferred on a Deferral Election Form (i.e., Participant Deferrals and any related Matching Contributions and Deemed Earnings) shall be valued as of the Valuation Date next following his date of death and shall be distributed in lump sum or installments, as designated in such Deferral Election Form, to his Designated Beneficiary within (or commencing within) sixty (60) days of the date of death; provided, however, that this sentence shall not apply if distribution of such portion of the Participant’s Account has commenced prior to the Participant’s death.

E.                                      Distribution Upon Participant’s Disability.  If a Participant is determined by the Committee to be Disabled, the portion of such Participant’s Account attributable to contributions deferred on a Deferral Election Form (i.e., Participant Deferrals and any related Matching Contributions and Deemed Earnings) shall be valued as of the Valuation Date next following such Disability determination and shall be distributed in lump sum or installments, as designated in his Deferral Election Form, within (or commencing within, as applicable) sixty (60) days of such Disability determination; provided, however, that this sentence shall not apply if distribution of such portion of the Participant’s Account has commenced prior to such determination.

F.                                      Other Circumstances.  If a Participant incurs a Separation from Service due to a cause other than identified above, his vested Account shall be valued as of the Valuation Date next following such Separation from Service and shall be distributed in lump sum to him within sixty (60) days after such Separation from Service, regardless of any elections the Participant has made with respect to distribution of his Account.  If a Participant experiences a Separation from Service or Retirement and distribution of all or a portion of his Account is not governed by an applicable Deferral Election Form, his Account or such portion shall be distributed to him in a lump sum within sixty (60) days after such Separation from Service or Retirement.  Notwithstanding the foregoing, the Account of a Key Employee distributed under this Section 7.2.E shall be distributed on the first business day following the six-month anniversary of his or her Separation from Service or Retirement.

7.3                               Timing and Method of Payment Not Specified in Section 7.2

A.                                    Retirement Distribution.  At the election of a Participant in the applicable Deferral Election Form, a Participant may receive a Retirement distribution in a lump sum or in payments of up to ten (10) annual installments (10 years) with the first installment to begin within ten (10) days of the first business day on or after January 1 in the calendar year following the Participant’s date of Retirement and each subsequent installment to be paid thereafter within ten (10) days of the first business day on or after January 1 of each calendar year until the Account has been fully distributed; provided, however, the lump sum payment or initial installment payable to a Participant who is a Key Employee shall be paid on the earlier of the commencement date described above in this Section or the first business day following the six-month anniversary of his Retirement.

B.                                    Distribution on a Specific Date.  At the election of a Participant in the applicable Deferral Election Form, a specific distribution date may be selected for payment, which date may be as soon as three (3) years after the end of the deferral Plan Year.  Distribution will be either in the form of a lump-sum, occurring no later than thirty (30) days following the distribution date elected on the Deferral Election Form, or in up to ten (10) annual installment payments beginning with the first business day on or after the distribution commencement date selected by the Participant in his annual Deferral Election Form and continuing to be paid thereafter within ten (10) days of the anniversary of the distribution date of each calendar year until the applicable portion of the Participant’s Account has been fully distributed.  A Participant’s Account shall be valued as of such distribution (or distribution commencement) date elected on the Deferral Election Form.

C.                                    Change of Control.  If so elected by the Participant in the applicable Deferral Election Form, a distribution of the portion of a Participant’s Account attributable to deferral elections made on a Deferral Election Form (i.e., Participant Deferrals and any related Matching Contributions and Deemed Earnings) shall be made to him, according to the method of payment elected in his applicable Deferral Election Form, in the event of a Change of Control.  Such distribution shall override any other Participant election(s) (e.g., Retirement, Specified Date) applicable to that portion of Participant’s Account if distribution has not yet commenced on the date of the Change of Control.  If such an overriding election is made, amounts will be distributed, or begin to be distributed, within 60 days of the date of the Change of Control.  Notwithstanding the foregoing provision, no distribution shall be made to any Participant until the earliest date and upon such conditions as may be set forth under Treasury Regulations issued pursuant to Code Section 409A.  A Participant’s Account shall be valued as of such effective date of the Change of Control.  If no such election was made by the Participant in his Annual Deferral Election Form, his distribution election(s) will not be overridden.

D.                                    Installment Payments.  In any distribution in which a Participant has elected or will receive distribution in periodic installments, the amount of each periodic installment shall be determined by applying a formula to the Account in which the numerator is the number one and the denominator is the number of remaining installments to be paid.  For example, if a Participant elects ten (10) annual installments for a Retirement distribution, the first payment will be 1/10 of the Account, the second will be 1/9, the third will be 1/8; the fourth will be 1/7 and so on until the Account is entirely distributed.

E.                                      Failure to Designate a Method of Payment.  In any situation in which the Committee is unable to determine the method of payment because of incomplete, unclear, or uncertain instructions in a Participant’s Deferral Election Form, the Participant will be deemed to have elected a lump sum distribution.

F.                                      Subsequent Elections.  A Participant who has made an Specific Date distribution or a Retirement distribution election may make one or more subsequent elections to postpone the distribution date or to change the form of payment to another form permitted by the Plan and in accordance with Code Section 409A.  Such Subsequent Election shall be made in writing in such form as is acceptable to the Committee or by such other procedure, including electronic communications, as the Committee may prescribe and (i) is made at least twelve months prior to the original distribution date (in the case of a Specific Date distribution election); (ii) provides for an effective date at least twelve months following the Subsequent Election; and (iii) postpones the commencement of payment for a period of not less than five years from the previous distribution date.

G.                                    2008 Transition Elections.  Pursuant to the Transition Relief, a Participant may make a special distribution election in 2008 that shall override any prior election.  Such special election shall not be effective to the extent it would (i) cause an amount not otherwise payable in 2008 to become payable in 2008 or (ii) defer an amount scheduled to be paid in 2008 into a future year.  Such special election shall be made in accordance with the terms and distribution choices set forth under Sections 7.2 and 7.3, and such election may apply to all or a portion of the Participant’s Account attributable to amounts deferred for 2008 or earlier years (“pre-2009 Account”).  Such special election shall occur in accordance with procedures established by the Committee and shall be irrevocable when submitted to the Committee.

7.4                               Distributions Resulting from Unforeseeable Emergency

A Participant may request that all or a portion of his Account be distributed at any time prior to separation from service from the Company by submitting a written request to the Committee, in such form or by such other procedure, including electronic communications, as the Committee may prescribe, provided that the Participant has incurred an Unforeseeable Emergency, and the distribution is necessary to alleviate such Unforeseeable Emergency.

Such distribution shall be limited to an amount that does not exceed the amount necessary to satisfy such emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).  Such distribution shall be made as soon as administratively practicable, but no later than sixty (60) days following the Committee’s determination of an Unforeseeable Emergency.  Valuation date shall be the same day as the day of receipt of the written request by the Custodian in such form or by such other procedure, including electronic communications, as the Committee may prescribe.  The Balance not distributed from the Participant’s Account shall remain in the Plan.

7.5          Distributions of Small Accounts

If at any time the value of the Participant’s Account is less than the applicable dollar amount under Code section 402(g)(1)(B) (or such other greater or lesser amount as may be permitted under Code section 409A and Treasury Regulations thereunder), the Committee, in its sole and exclusive discretion, may make a distribution in lump sum of the value of the entire Account.  If the value of a Participant’s Account is zero upon the Valuation Date of any distribution, the Participant shall be deemed to have received a distribution of such Account and his participation in the Plan terminates.  A distribution under this Section 7.6 shall be carried out in accordance with Code section 409A and Treasury Regulations thereunder, including the requirement that the distribution results in termination and liquidation of a Participant’s interest in all plans required to be aggregated for purposes of Code section 409A; and the requirement that the Committee evidence the exercise of its discretion in writing no later than the date of the payment.

ARTICLE VIII

ADMINISTRATION & CLAIMS PROCEDURE

8.1                               Duties of the Committee

The Committee shall be responsible for the general operation and administration of the Plan, and shall have such powers as are necessary to discharge its duties under the Plan, including, without limitation, the following:

A.            With the advice of the general counsel of the Company, to construe and interpret the Plan, to decide all questions of eligibility, to determine the amount, manner and time of payment of any benefits hereunder, in each case in its discretion, to prescribe rules and procedures to be followed by Participants and their beneficiaries under the Plan, and to otherwise carry out the purposes of the Plan; and

B.            To appoint or employ individuals to assist in the administration of the Plan and any other agents deemed advisable.

C.            All decisions of the Committee shall be binding and conclusive upon all Participants, beneficiaries and other persons.

8.2                               Organization of the Committee

The Committee shall act by a majority of its members at the time in office.  Committee action may be taken either by a vote at a meeting or by written consent without a meeting.  The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee.  The Committee shall notify the Company, in writing, of such authorization and the name or names of its member or members so designated in such cases.  The Company thereafter shall accept and rely on any documents executed by said member of the Committee or members as representing action by the Committee until the Committee shall file with the Company a written revocation of such designation.  With the permission of the Company, the Committee may employ and appropriately compensate accountants, legal counsel, benefit specialists, actuaries, plan administrators and record keepers and any other persons as it deems necessary or desirable in connection with the administration and maintenance of the Plan.  Such professionals and advisors shall not be considered members of the Committee for any purpose.

8.3                               Limitation of Liability

A.                                   No member of the Board of Directors, no officer or Employee of the Company, nor the Company shall be liable to any Employee, Participant, Designated Beneficiary or any other person for any action taken or act of omission in connection with the administration or operation of this Plan unless attributable to his own fraud or willful misconduct.  Nor shall the Company be liable to any Employee, Participant, Designated Beneficiary or any other person for any such action taken or act of omission unless attributable to fraud, gross negligence or willful misconduct on the part of a director, officer or Employee of the Company.  Moreover, each Participant, Designated Beneficiary, and any other person claiming a right to payment under the Plan shall only be entitled to look to the Company for payment, and shall not have the right, claim or demand against the Committee (or any member thereof), any director, officer or Employee of the Company.

B.                                     To the fullest extent permitted by the law and subject to the Company’s Certificate of Incorporation and By-laws, the Company shall indemnify the Committee, each of its members, and the Company’s officers and Directors (and any Employee involved in carrying out the functions of the Company under the Plan) for part or all expenses, costs, or liabilities arising out of the performance of duties required by the terms of the Plan, except for those expenses, costs, or liabilities arising out of a member’s fraud, willful misconduct or gross negligence.

8.4                               Committee Reliance on Records and Reports

The Committee shall be entitled to rely upon certificates, reports, and opinions provided by an accountant, tax or pension advisor, actuary or legal counsel employed by the Company or Committee.  The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan.  The regularly kept records of the Committee and the Company shall be conclusive evidence of the service of a Participant, Compensation, age, marital status, status as an Employee, and all other matters contained therein and relevant to this Plan.  The Committee, in any of its dealings with Participants hereunder, may conclusively rely on any Deferral Election Form, written statement, representation, or documents made or provided by such Participants.

8.5                               Costs of the Plan

All the costs and expenses for maintaining the administration and operation of the Plan shall be borne by the Company unless the Company shall give notice (that Plan Participants bear this expense, in whole or in part) to: (a) Eligible Participants at the time they become a Participant by completion and filing of a Deferral Election Form; or (b) to existing Participants during annual re enrollment.  Such notice shall detail the administrative expense to be assessed a Plan Participant, how that expense will be assessed and allocated to the Participant Accounts, and any other important information concerning the imposition of this administrative expense.  This administration charge, if any, shall operate as a reduction to the bookkeeping Account of a Participant or his designated Beneficiary, and in the absence of specification otherwise shall reduce the Account, and be charged annually during the month of January.

8.6                               Claims Procedure

A.                                    Claim.  Benefits shall be paid in accordance with the terms of this Plan, as interpreted and determined by the Committee in its sole discretion.  A Participant, Designated Beneficiary or any person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a “Claimant”) may file a written request, in such form or by such other procedure, including electronic communications, as the Committee may prescribe, for such benefit with the Committee, setting forth his claim.

The Committee shall be responsible for deciding whether such claim is within the scope provided by the Plan (a “Covered Claim”) and for providing full and fair review of the decision with respect to such claim.  In addition, the Company shall provide a full and fair review to the extent required by ERISA.  No Claimant shall be entitled to a benefit hereunder unless the Committee determines in its sole discretion that he or she is entitled to it.

Each Claimant or other interested person shall file with the Committee such pertinent information as the Committee may specify, and in such manner and form as the Committee may specify and provide, and such person shall not have any rights or be entitled to any benefits or further benefits hereunder, as the case may be, unless such information is filed by the Claimant or on behalf of the Claimant.  Each Claimant shall supply at such times and in such manner as may be required, written proof that the benefit is covered under the Plan.  If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant shall fail to furnish such proof as is requested, no benefits or no further benefits hereunder, as the case may be, shall be payable to such Claimant.

B.                                    Claim Decision.  For all purposes under the Plan, the Committee’s decision with respect to a claim if no review is requested and the decision with respect to a claim if review is requested shall be final, binding and conclusive on all interested parties as to matters relating to the Plan.

8.7                               Litigation

It shall only be necessary to join the Company as a party in any action or judicial proceeding affecting the Plan.  No Participant or Designated Beneficiary or any other person claiming under the Plan shall be entitled to service of process or notice of such action or proceeding, except as may be expressly required by law.  Any final judgment in such action or proceeding shall be binding on all Participants, Designated Beneficiaries or persons claiming under the Plan.

ARTICLE IX

AMENDMENT, TERMINATION & REORGANIZATION

9.1                               Amendment

The Company reserves the right to amend the Plan, by resolution of the Company, to the extent permitted under the Code and ERISA.  However, no amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s (or Designated Beneficiary’s) accrued benefit prior to the date of the amendment.  The Company may act through its Board of Directors, or the Board of Directors may delegate its authority to amend the Plan to the Committee.

9.2                               Amendment Required By Law

Notwithstanding Section 9.1, the Plan may be amended at any time, if in the opinion of the Company, such amendment is necessary to ensure the Plan is treated as a nonqualified plan of deferred compensation under the Code and ERISA, or to bring it into conformance with the Code or Treasury or SEC regulations or requirements for such plans.  This includes the right to amend this Plan, so that any Trust, if applicable, created in conjunction with this Plan, will be treated as a grantor Trust under Sections 671 through 679 of the Code, and to otherwise conform the Plan provisions and such Trust, if applicable, to the requirements of any applicable law.

9.3                               Termination

The Company intends to continue the Plan indefinitely.  However, the Company by action of its Board of Directors reserves the right to terminate the Plan at any time.  However, no such termination shall deprive any participant or Designated Beneficiary of a right accrued tinder the Plan prior to the date of termination.  Any such termination shall be carried out in accordance with Code Section 409A and Treasury Regulations thereunder.

9.4                               Consolidation/Merger

The Company shall not enter into any consolidation or merger without the guarantee and assurance of the successor or surviving company or companies to the obligations contained under the Plan.  Should such consolidation or merger occur, the term “Company” as defined and used in this Plan shall refer to the successor or surviving company.

ARTICLE X

GENERAL PROVISIONS

10.1                        Applicable Law

Except insofar as the law has been superseded by Federal law, Virginia law shall govern the construction, validity and administration of this Plan as created by this Plan.  The parties to this Plan intend that this Plan shall be a nonqualified unfunded plan of deferred compensation without plan assets and any ambiguities in its construction shall be resolved in favor of an interpretation which will effect this intention.

10.2                        Benefits Not Transferable or Assignable

A.                                   Benefits under the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefits shall be void, nor shall any such benefits be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to them.  However, a Participant may name a recipient for any benefits payable or which would become payable to a Participant upon his death.  This Section shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, including a qualified domestic relations order under Section 414 of the Code.  In addition, the following actions shall not be treated or construed as an assignment or alienation: (a) Plan Contribution or distribution tax withholding; (b) recovery of distribution overpayments to a Participant or Designated Beneficiary; (c) direct deposit of a distribution to a Participant’s or Designated Beneficiary’s banking institution account; or (d) transfer of Participant rights from one Plan to another Plan, if applicable.

B.                                     The Company may bring an action for a declaratory judgment if a Participant’s, Designated Beneficiary’s or any Beneficiary’s benefits hereunder are attached by an order from any court.  The Company may seek such declaratory judgment in any court of competent jurisdiction to:

(1)                                  determine the proper recipient or recipients of the benefits to be paid under the Plan;

(2)                                  protect the operation and consequences of the Plan for the Company and all Participants; and

(3)                                  request any other equitable relief the Company in its sole and exclusive judgment may feel appropriate.

Benefits which may become payable during the pendency of such an action shall, at the sole discretion of the Company, either be:

(1)           paid into the court as they become payable or

(2)                                  held in the Participant’s or Designated Beneficiary’s Account subject to the court’s final distribution order.

10.3                        Not an Employment Contract

The Plan is not and shall not be deemed to constitute a contract between the Company and any Employee, or to be a consideration for, or an inducement to, or a condition of, the employment of any Employee.  Nothing contained in the Plan shall give or be deemed to give an Employee the right to remain in the employment of the Company or to interfere with the right to be retained in the employ of the Company, any legal or equitable right against the Company, or to interfere with the right of the Company to discharge any Employee at any time.  It is expressly understood by the parties hereto that this Plan relates to the payment of deferred compensation for the Employee’s services, generally payable after separation from employment with the Company, and is not intended to be an employment contract.

10.4                        Notices

A.                                   Any notices required or permitted hereunder shall be in writing and shall be deemed to be sufficiently given at the time when delivered personally or when mailed by certified or registered first class mail, postage prepaid, addressed to either party hereto as follows:

If to the Company or the Committee:

Cardinal Financial Corporation

8270 Greensboro Drive

Suite 500

McLean, Virginia  22102

If to the Participant:

At his last known address, as indicated by the records of the Company.

or to such changed address as such parties may have fixed by notice.  However, any notice of change of address shall be effective only upon receipt.

B.                                     Any communication, benefit payment, statement of notice addressed to a Participant or Designated Beneficiary at the last post office address as shown on the Company’s records shall be binding on the Participant or Designated Beneficiary for all purposes of the Plan.  The Company shall not be obligated to search for any Participant or Designated Beneficiary beyond sending a registered letter to such last known address.

10.5                        Severability

If any provision or provisions of the Plan shall for any reason be invalid or unenforceable, the remaining provisions of the Plan shall be carried into effect, unless the effect thereof would be to materially alter or defeat the purposes of the Plan.  All terms of the Plan and all discretion granted hereunder shall be uniformly and consistently applied to all the Employees, Participants and Designated Beneficiaries.

10.6                        Participant is General Creditor with No Rights to Assets

A.                                   The payments to the Participant or his Designated Beneficiary or any other beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company, no person shall have any interest in any such assets by virtue of the provisions of this Plan.  The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future.  To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor require any legal or equitable right, or claim in or to any property or assets of the Company.  The Company shall not be obligated under any circumstances to fund obligations under this Plan.

B.                                     The Company at its sole discretion and exclusive option, may acquire and/or set-aside assets or funds, in a trust or otherwise, to support its financial obligations under this Plan.  No such trust established for this purpose shall be established in or transferred to a location that would cause it to be deemed to be an “offshore trust” for purposes of Code Section 409A (b)(1).  No such acquisition or set-aside shall impair or derogate from the Company’s direct obligation to a Participant or Designated Beneficiary under this Plan.  However, no Participant or Designated Beneficiary shall be entitled to receive duplicate payments of any Accounts provided under the Plan because of the existence of such assets or funds.

C.                                     In the event that, in its discretion, the Company purchases an asset(s) or insurance policy or policies insuring the life of the Participant to allow the Company to recover the cost of providing benefits, in whole or in part hereunder, neither the Participant, Designated Beneficiary nor any other beneficiary shall have any rights whatsoever therein in such assets or in the proceeds therefrom.  The Company shall be the sole owner and beneficiary of any such assets or insurance policy and shall possess and may exercise all incidents of ownership therein.  No such asset or policy, policies or other property shall be held in any trust for the Participant or any other person nor as collateral security for any obligation of the Company hereunder.  Nor shall any Participant’s participation in the acquisition of such assets or policy or policies be a representation to the Participant, Designated Beneficiary or any other beneficiary of any beneficial interest or ownership in such assets, policy or policies.  A Participant may be required to submit to medical examinations, supply such information and to execute such documents as may be required by an insurance carrier or carriers (to whom the Company may apply from time to time) as a precondition to participate in the Plan.

10.7                        No Trust Relationship Created

Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship between the Company and the Participant, Designated Beneficiary, other beneficiaries of the Participant, or any other person claiming through the Participant.  Funds allocated hereunder shall continue for all purposes to be part of the general assets and funds of the Company and no person other than the Company shall, by virtue of the provisions of this Plan, have any beneficial interest in such assets and funds.  The creation of a grantor Trust (so called “Rabbi Trust”) under the Code (owned by and for the benefit of the Company) to hold such assets or funds for the administrative convenience of the Company shall not give nor be a representation to a Participant, Designated Beneficiary, or any other person, of a property or beneficial ownership interest in such Trust assets or funds even though the incidental advantages or benefits of the Trust to Plan Participants may be communicated to them.

10.8                        Limitations on Liability of the Company

Neither the establishment of the Plan nor any modification hereof nor the creation of any Account under the Plan nor the payment of any benefits under the Plan shall be construed as giving to any Participant or any other person any legal or equitable right against the Company or any Director, officer or Employee thereof except as provided by law or by any Plan provision.

10.9                        Plan Establishes Agreement Between Company and Participant Only

The Participant, Designated Beneficiary, estate or any other person claiming through the Participant, shall only have recourse against the Company for enforcement of this Plan.  This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Participant, successors, heirs, executors, administrators and beneficiaries.

10.10                 Independence of Benefits

The benefits payable under this Plan are for services already rendered and shall be independent of, and in addition to, any other benefits or compensation, whether by salary, bonus, fees or otherwise, payable to the Participant under any compensation and/or benefit arrangements or plans, incentive cash compensations and stock plans and other retirement or welfare benefit plans, that now exist or may hereafter exist from time to time.

10.11      Unclaimed Property

Except as may be required by law, the Committee may take any of the following actions if it gives notice to a Participant or Designated Beneficiary of an entitlement to benefits under the Plan, and the Participant or Designated Beneficiary fails to claim such benefit or fails to provide their location to the Company within three (3) calendar years of such notice:

(1)                                  Direct distribution of such benefits, in such proportions as the Committee may determine, to one or more or all, of a Participant’s next of kin, if their location is known to the Committee;

(2)                                  Deem this benefit to be a forfeiture and paid to the Company if the location of a Participant’s next of kin is not known.  However, the Committee shall pay the benefit, unadjusted for gains or losses from the date of such forfeiture, to a Participant or Designated Beneficiary who subsequently makes proper claim to the benefit.

The Company shall not be liable to any person for payment pursuant to applicable state unclaimed property laws.

10.12                 Required Tax Withholding and Reporting

The Company shall withhold and report Federal, state and local income and payroll tax amounts on all Contributions to and distributions and withdrawals from a Participant’s Account as may be required by law from time to time.

IN WITNESS WHEREOF, the Plan has been executed on behalf of the Company on this 25th day of February, 2009.

CARDINAL FINANCIAL CORPORATION

By:	/s/ Mark A. Wendel

Title:	EVP and CFO